UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 17, 2107 (October 11, 2017)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Mr. Bertoli as Chairman of the Board, Director, Chief Executive Officer and President.

On October 11, 2017, the Company received a resignation letter from Mr. Louis Bertoli dated October 10, 2017 wherein Mr. Bertoli resigned for personal reasons from the Company as Chairman of the Board, Chief Executive Officer and President. On October 12, 2017, Mr. Bertoli confirmed that his intention is to also resign as a Director of the Company pursuant to his October 10, 2017 letter. On October 14, 2017, the Company’s Board of Directors accepted Mr. Bertoli’s resignation as Chairman of the Board, Director, Chief Executive Officer and President.

Election of Mr. Amersey as Chairman of the Board, Chief Executive Officer and President.

On October 14, 2017, the Board appointed Nitin Amersey, the Company’s Chief Financial Officer, to fill the positions vacated by Mr. Bertoli and serve as the Company’s Chairman of the Board, Chief Executive Officer, and President. Mr. Amersey will continue to serve as the Company’s Chief Financial Officer on an interim basis, and in his roles as Corporate Secretary and Treasurer of the Company.

Mr. Amersey was appointed Chief Financial Officer of the Company in March 2012, and serves as its Principal Accounting Officer. In addition, Mr. Amersey previously served as our Chief Financial Officer from June 2009 through April of 2011. Mr. Amersey has been the Director, Corporate Secretary and Treasurer of the Company since June 2009. He also served as the Chief Financial Officer and Director of the Company’s wholly owned subsidiaries. He serves as the Chairman of TrueSkill Energen Pvt. Ltd. (India). He has over 44 years of experience in corporate management, international trade, marketing and corporate strategy. He is well versed in brand creation and management. Mr. Amersey has served in various capacities as an executive officer, director and chairman of companies operating in numerous industries. He continues to serve as a director of several companies. Additionally, he has extensive experience in textiles, clothing and fibers and has owned and managed farming operations, primarily focused in cotton. He has worked internationally in Canada, USA, UK, India, the Caribbean and Japan. Mr. Amersey has a Master of Business Administration Degree from the University of Rochester (Rochester, N.Y.) and a Bachelor of Science in Business from Miami University (Oxford, Ohio). He graduated from Miami University as a member of Phi Beta Kappa and Phi Kappa Phi. Mr. Amersey has a Diploma in Industrial and Applied Psychology from the British Institutes. Mr. Amersey also holds a Certificate of Director Education from the NACD Corporate Director’s Institute.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

17.1	Louis Bertoli resignation letter dated October 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding
(Registrant)

Date: October 17, 2017.	By:	/s/ Nitin Amersey
Nitin Amersey Chief Executive Officer

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